Exhibit 10.11

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and among (i) ARTEMIS STRATEGIC INVESTMENT CORPORATION, a Delaware corporation (the “SPAC”), (ii) ARTEMIS SPONSOR, LLC, a Delaware limited liability company (the “Sponsor”), and (iii) [●] (“Investor”). This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts and for the elimination of doubt such fund or account shall, severally and not jointly, be the Investor hereunder; provided that the IPO Indication of interest for all such managed funds or accounts shall be [●]% in aggregate.

WHEREAS, in connection with the initial public offering (the “IPO”) of 17,500,000 units (or 20,125,000 units if the underwriters of the IPO exercise their over-allotment option in full) of the SPAC, Investor has expressed an interest in acquiring up to [●] units in the IPO, which shall not exceed [●]% of the total outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), underlying the units (not including the over-allotment option or upsizing of the IPO) (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the SPAC Class B common stock, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the sponsor, or approximately $0.006 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Forfeiture and Purchase.

(a)   In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), at the Investor’s option, the SPAC hereby agrees to sell to Investor [●] Founder Shares (such shares, including the shares of Class A Common Stock issued upon conversion thereof, the “Anchor Shares”) for an aggregate purchase price of $[●] ($0.006 per share) (the “Anchor Share Price”) on the date of the closing of the IPO (the “Anchor Share Issuance”) and, in furtherance of the foregoing, the Sponsor hereby agrees to forfeit a number of Founder Shares equal to the Anchor Shares to the SPAC on the date of the closing of the IPO. Concurrently with the Anchor Share Issuance, in consideration for the transfer of the Anchor Shares, Investor shall pay the Anchor Share Price to the SPAC in immediately available funds if Investor elects to exercise its option to purchase the Anchor Shares.

(b)   Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than [●]% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option or upsizing of the IPO)) and (ii) Investor’s payment of the Anchor Price as contemplated by Section 1(a) of this Agreement, the Anchor Share Issuance shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. The Investor shall not be required to participate in an overallotment exercise or purchase more than [●] units in the IPO ([●]% of [●] units) without first having the opportunity to purchase additional Anchor Shares in a manner proportional to any increase above [●] units at $[●] per additional Anchor Shares. The Anchor Shares shall not be reduced should the Investor be allocated less than the IPO Indication.

(c)   Notwithstanding anything to the contrary herein, the number of Anchor Shares shall not be subject to cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their green shoe option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination or otherwise (as defined below), (v) or any other modification, without the Investor’s prior written consent.

(d)   The obligations of Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure the SPAC from that set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on [●], 2021 (the “Registration Statement”).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a)   The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)   This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)   The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d)   On the date hereof, the authorized share capital of the SPAC consists of:

a.	380,000,000 shares of Class A Common Stock. There are currently no shares of Class A Common Stock issued and outstanding as of the date hereof.

b.	20,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”). There are currently 5,031,250 shares of Class B Common Stock issued and outstanding as of the date hereof. All of the issued and outstanding shares of Class B Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

c.	1,000,000 preference shares, par value $0.0001 per share (the “Preference Shares”). There are currently no Preference Shares issued and outstanding as of the date hereof.

(e)   All corporate action required to be taken by the SPAC’s board of directors and shareholders in order to authorize the SPAC to enter into this Agreement and to issue shares of Class A Common Stock and Anchor Shares has been taken or will be taken prior to the IPO. All action on the part of the shareholders, directors and officers of the SPAC necessary for the execution and delivery of this Agreement, the performance of all obligations of the SPAC under this Agreement to be performed as of the IPO, and the issuance and delivery of the shares of Class A Common Stock and Anchor Shares has been taken or will be taken prior to the IPO. This Agreement, when executed and delivered by the SPAC, shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the registration rights agreement (the “Registration Rights Agreement”) may be limited by applicable federal or state securities laws.

(f)    The SPAC has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.

(g)   The SPAC has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

a.	to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office if such payments or transfers would violate the laws of the country in which made; or

b.	to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

“Anti-Corruption Laws” means any applicable law, regulation, or rule related to combating corruption or bribery, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977 as amended and any other applicable law.

“Anti-Money Laundering Laws” means any applicable law, regulation, or rule related to combating money laundering, suspicious transactions, trade embargos, economic sanctions, or terrorist financing, including, but not limited to, the US Bank Secrecy Act of 1986, the USA Patriot Act of 2001 (in each case to the extent applicable to the Parties and to this Agreement), the Specially Designated Nationals List or any similar list maintained by the Office of Foreign Assets Control (“OFAC”) at the United States Department of the Treasury.

(h)   There are no pending or, to the knowledge of the SPAC, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the SPAC to enter into and perform its obligations under this Agreement.

(i)    The Anchor Shares, when issued to the Investor, will be validly issued, fully paid and non-assessable, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”), other than those arising under applicable securities laws or as otherwise disclosed in the Registration Statement, and will not be issued in violation of, or subject to, any preemptive or similar rights.

(j)    If Investor acquires the Anchor Shares and shares of Class A Common Stock in accordance with the terms of this Agreement, it will acquire good and valid title to the Anchor Shares and shares of Class A Common Stock, free and clear of all liens, encumbrances, equities or claims.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)   The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)   This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)   The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)   The Founder Shares (i) are owned of record and beneficially by the Sponsor, free and clear of all Encumbrances, and (ii) upon consummation of the transactions contemplated by this Agreement, the Investor shall own the Anchor Shares, free and clear of all Encumbrances, in each case as otherwise agreed herein, those arising under applicable securities laws or as otherwise disclosed in the Registration Statement.

(e)   The Sponsor has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.

(f)    The Sponsor has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

a.	to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office if such payments or transfers would violate the laws of the country in which made; or

b.	to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

(g)   There are no pending or, to the knowledge of the Sponsor, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Sponsor to enter into and perform its obligations under this Agreement.

(h)   The terms set forth in this Agreement are as favorable to the Investor as the terms granted to all other investors entering into a similar agreement to purchase Anchor Shares of the SPAC in connection with expressing interest in the IPO. In the case that another investor is afforded more favorable terms than the Investor, the SPAC and Sponsor shall immediately so inform the Investor of such more favorable terms, and the Investor shall have the right to elect to have such more favorable terms, in which case the parties hereto shall promptly amend this Agreement to effect the same. The Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor its sole discretion.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)   Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)   This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)   The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)   Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(e)   The Investor has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.

(f)    The Investor has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

a.	to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office if such payments or transfers would violate the laws of the country in which made; or

b.	to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

Section 5. Additional Agreements and Acknowledgements.

(a)   Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

(b)   Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Anchor Shares. With respect to the Anchor Shares, the foregoing waiver of claims on assets of the SPAC outside the Trust Account shall only apply to a liquidation of the SPAC prior to its initial business combination, and not thereafter. Nothing in this Agreement shall operate as a waiver of any rights held by the Investor in respect of securities of the SPAC (other than with respect to the Anchor Shares), including, for the avoidance of doubt, any redemption rights or other claims the Investor may have against the Trust Account in respect of any shares of Class A Common Stock Investor may have purchased or may later purchase in any transaction other than under this Agreement. Additionally, nothing shall prevent the Investor from seeking redemption for any shares of Class A Common Stock it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the shares of Class A Common Stock and the IPO described in the Registration Statement.

(c)   In connection with the IPO, the SPAC shall enter into the Registration Rights Agreement with the Sponsor, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Anchor Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

(d)   Except in connection with consummation of the Business Combination (or at any point thereafter), the SPAC shall not deliver or commit to deliver to Investor shares of Class A Common Stock in respect of the Anchor Shares.

(e)   In no event shall the SPAC, the Sponsor or any of their respective affiliates or representatives use the name of the Investor or any of its affiliates, or any other information that could reasonably be expected to enable identification of the Investor or its affiliates (collectively, the “Investor Name”) in any S-1, prospectus, other disclosure document, marketing materials, tombstones or otherwise, orally or in writing, in connection with the IPO, the activities of SPAC, the Business Combination or otherwise, without the prior written consent of the Investor. If, notwithstanding the foregoing, the Securities and Exchange Commission takes the position that the disclosure of the Investor Name is required in connection with the IPO or otherwise in connection with the transactions contemplated by this Agreement, the Investor shall have the right to terminate this Agreement. If the Investor elects to terminate this Agreement pursuant to this Section 5(e), the Investor shall promptly return to the SPAC for no consideration the Anchor Shares, the SPAC shall promptly return or cause to be returned to the Investor the Anchor Share Price, without interest thereon or deduction therefrom, and thereafter this Agreement shall be of no further force and effect.

(f)    In no event shall the Investor have any obligation to make any additional capital contributions or to loan the SPAC or the Sponsor any funds unless otherwise agreed to by the Investor.

Section 6. Miscellaneous.

(a)   Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: Artemis Sponsor, LLC, 3310 East Corona Avenue, Phoenix, AZ 85040, if to the SPAC, to: Artemis Strategic Investment Corporation, 3310 East Corona Avenue, Phoenix, AZ 85040; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)   This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(c)   This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(d)   The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(e)   From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)    Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)   This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)   In the event the IPO does not occur by [October 31], 2021, this Agreement shall terminate and be of no further force and effect.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:
[●]
By:
Name:	[●]
Title:	[●]

Address:

Phone:

Email:

SPAC:

ARTEMIS STRATEGIC INVESTMENT CORPORATION

By:
Name:	Thomas Granite
Title:	Chief Financial Officer

SPONSOR:

ARTEMIS SPONSOR, LLC

By: Holly Gagnon, its managing member

By:
Name:	Holly Gagnon
Title:	Managing Member

[Signature Page to Investment Agreement]